Exhibit 10.A







                             DONALDSON COMPANY, INC.
                       OFFICER ANNUAL CASH INCENTIVE PLAN




                                  MAY 23, 2006

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                             DONALDSON COMPANY, INC.
                       OFFICER ANNUAL CASH INCENTIVE PLAN


                                TABLE OF CONTENTS

                                                                            PAGE

1.    PURPOSE..................................................................1


2.    RELATION TO MASTER PLAN..................................................1


3.    ELIGIBILITY..............................................................1


4.    PERFORMANCE REQUIREMENT..................................................1


5.    PLAN YEAR................................................................1


6.    INCENTIVE OPPORTUNITY....................................................1


7.    PERFORMANCE GOALS........................................................1


8.    GOAL WEIGHTING...........................................................2


9.    INCENTIVE PAYMENTS.......................................................2


10.   ADMINISTRATION...........................................................3



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                             DONALDSON COMPANY, INC.
                       OFFICER ANNUAL CASH INCENTIVE PLAN


1. PURPOSE. It is Donaldson Company's intent to compensate its Officers in a manner that attracts, retains and motivates key individuals. The Donaldson Company, Inc. Officer Annual Cash Incentive Plan ("Plan") is designed to reward Officers for their contributions toward Donaldson Company, Inc.'s ("Company") achievement of specific, objective goals. The Plan aligns the interests of the participants with the Company's business and financial plans.

This Plan provides variable incentive compensation for eligible positions. The Plan is intended to increase motivation, improve operating results and provide an incentive element as a valuable component of a competitive total compensation package.

2. RELATION TO MASTER PLAN. The awards provided by this plan are intended to qualify as "qualified performance based compensation" within the meaning of section 162(m) of the Internal Revenue Code and are subject to the terms, conditions and restrictions required by the Donaldson Company, Inc. Qualified Performance Based Compensation Plan. No awards shall be made under this Plan after the last date on which awards may be granted under the Qualified Performance Based Compensation Plan.

3. ELIGIBILITY. An officer of the Company may be designated as eligible for the Plan.

4. PERFORMANCE REQUIREMENT. Each incentive payout under the Plan is conditioned upon the review and approval by the Human Resources Committee of the Company's Board of Director's ("HR Committee") which consists of two or more outside Directors and upon acceptable performance of the participant. The HR Committee has the right to withhold or adjust any incentive payout when a participant's performance does not warrant a payout.

5. PLAN YEAR. The Plan Year coincides with the Company's fiscal year of August 1 through July 31.

6. INCENTIVE OPPORTUNITY. Each approved position will be eligible for a specific target incentive opportunity. This target incentive opportunity is expressed as a percentage of the participant's base salary effective as of the first working day in February. The target incentive opportunity varies based on level of responsibility and position.

7. PERFORMANCE GOALS. Shareholders must approve performance goals on which this plan is based at least every five years. Performance goals were last approved by shareholders in 2005. Annual performance targets must be established, in writing, by the HR Committee no later than 90 days after the commencement of the performance period. Performance goals may include:

      o  Earnings per share
      o  Return on investment
      o  Revenues, including net sales growth
      o  Earnings, including net operating profit after taxes
      o  Return on equity


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      o  Profit margins
      o  Cost reductions
      o  Inventory levels
      o  Delivery performance
      o  Safety performance
      o  Quality performance
      o  Core operating earnings
      o  Total stockholder return
      o Cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital
      o  Economic value added
      o  Stockholder value added
      o  Market share
      o  Price to earnings ratio
      o  Expense ratios
      o  Workforce goals
      o  Total expenditures
      o  Completion of key projects

8. GOAL WEIGHTING. Participants must have a minimum of 50% weighting based on Earnings Per Share. This is intended to focus attention on the Company's performance and foster cooperative efforts throughout the organization. Appropriate goals and goal weightings for each participant vary based on the organization's goals and job responsibilities. The minimum weighting for any financial goal is 10%.

9. INCENTIVE PAYMENTS. Incentive payments will be made following the end of the fiscal year and only after the HR Committee has certified, in writing, that the performance goals and any other material terms were satisfied.

All participants must be full-time employees and actively employed by the Company on the last working day of the fiscal year to be eligible to receive a payout. See Section 10, Administration for provisions regarding retirement, disability or death of a participant.








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10.      Administration.

         10.1. NEW HIRE/REHIRE. Individuals hired or rehired may be eligible to participate in the Plan, for that plan year, on a pro-rated basis as follows:

         Hire/Rehire Date                   Pro-Rated Eligibility
         ----------------                   ---------------------
              August                                 11/12
              September                              10/12
              October                                 9/12
              November                                8/12
              December                                7/12
              January                                 6/12
              February                                5/12
              March                                   4/12
              April                                   3/12
              May                                     2/12
              June                                    1/12
              July                                       0


         10.2. SALARY CHANGES WITHOUT A JOB CHANGE (MERIT INCREASES, SALARY ADJUSTMENTS). Incentive payout will be based on the salary in effect as of the first working day in February.

         10.3. JOB CHANGES (PROMOTIONS, LATERAL MOVES). If a participant has a job change, he/she may be eligible for two sets of goals based on the job change date. Incentive payout will be based on the salary in effect as of the first working day in February.

         Job Change Date          Previous Position            New Position
         ---------------          -----------------            ------------
              August                       0                      12/12
              September                    0                      12/12
              October                      0                      12/12
              November                     0                      12/12
              December                  5/12                       7/12
              January                   6/12                       6/12
              February                  7/12                       5/12
              March                     8/12                       4/12
              April                    12/12                          0
              May                      12/12                          0
              June                     12/12                          0
              July                     12/12                          0




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         10.4. RETIREMENT OR DEATH. If a participant retires or dies prior to the end of the fiscal year, the payout will be pro-rated as follows:

         Date of Retirement or Death                 Pro-Rated Eligibility
               August                                          0
               September                                    1/12
               October                                      2/12
               November                                     3/12
               December                                     4/12
               January                                      5/12
               February                                     6/12
               March                                        7/12
               April                                        8/12
               May                                          9/12
               June                                        10/12
               July                                        11/12

         The actual payment will occur at the same time as active participants.

         10.5. TERMINATIONS (FOR ANY REASON OTHER THAN RETIREMENT). If a participant terminates employment prior to the end of the fiscal year, no incentive is earned and/or paid. If a participant terminates employment after July 31st, the fiscal year's incentive will be earned and paid to the extent of the participant's goal achievement.

         10.6. DISABILITY. In the case of disability or other special circumstances impacting a plan participant, the HR Committee reserves the right to withhold or adjust an incentive payout.

         10.7. TAX WITHHOLDING. Incentive plan payments are subject to all applicable taxes and will be paid net of any required withholdings.

         10.8. Exceptions, deletions and/or additions of eligible employees to the Plan, and any changes to target incentive opportunities, or goal weights require the approval of the HR Committee.

         10.9 EXTRAORDINARY GAINS/LOSSES. Financial results will exclude extraordinary gains or losses. In any such situations, including acquisitions, the HR Committee will review and approve final decisions.

         10.10 The Plan is subject to change in whole or in part at the discretion of the HR Committee. The right is also reserved to modify the Plan where it does not represent equitable or satisfactory method for either the participant or the company with the approval of the HR Committee.

         10.11 Nothing in this Plan shall be deemed to give the participant any right to be retained in the employ of the Company. All participants remain "at-will" employees.



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